As filed with the Securities and Exchange Commission on
                              April 28, 1994

                                               Registration No. 33-________


                    SECURITIES AND EXCHANGE COMMISSION
                         WASHINGTON, D. C.  20549
                    ___________________________________

                                 FORM S-8

                          REGISTRATION STATEMENT
                                   UNDER
                        THE SECURITIES ACT OF 1933
                    ___________________________________

                       CIRCUS CIRCUS ENTERPRISES,INC.
            (Exact name of issuer as specified in its charter)

       NEVADA                                    88-0121916
(State or other jurisdiction of                (I.R.S. Employer
 incorporation or organization)                 Identification No.)

   2880 LAS VEGAS BOULEVARD SOUTH, LAS VEGAS,             89109
(Address of Principal Executive Offices)               (Zip Code)

                          1993 STOCK OPTION PLAN
                         (Full Title of the Plan)

                MIKE SLOAN, 2880 LAS VEGAS BOULEVARD SOUTH
                         LAS VEGAS, NEVADA  89109
                  (Name and address of agent for service)

                              (702) 734-0410
       (Telephone number, including area code, of agent for service)

                                 Copy to:

                         Howell J. Reeves, Esquire
                    Fox, Rothschild, O'Brien & Frankel
                      2000 Market Street, Tenth Floor
                          Philadelphia, PA 19103


                      CALCULATION OF REGISTRATION FEE

                                 Proposed    Proposed
                                 Maximum     Maximum
Title of Securities    Amount    Offering    Aggregate      Amount of
     to be             to be     Price Per   Offering       Registration
  Registered         Registered   Share*      Price*             Fee

Common Stock,       4,000,000
$.01-2/3 Par Value    Shares       $28.25      $113,000,000   $38,966

*The maximum offering price per share has been established for purposes of calculating the registration fee in accordance with Rule 457(h)(1).

                      CIRCUS CIRCUS ENTERPRISES, INC.

                           CROSS REFERENCE SHEET

Pursuant to Rule 404 and Item 501 of Regulations S-K

Form S-8 Item No.                                 Heading in Prospectus
1.   Plan Information

     (a)  General Plan                            Cover Page; Description
          Information                             of the Plan

     (b)  Securities to be Offered                Cover Page; Description
                                                  of the Plan Limitation on
                                                  Number of Shares

     (c)  Employees Who May                       Description of the Plan -
          Participate in the Plan                 General

     (d)  Purchase of Securities                  Description of the Plan -
          Pursuant to the Plan and                General, - Stock Options
          Payments for Securities                 and - Termination of
          Offered                                 Employment

     (e)  Resale Restrictions                     Restrictions on Resale

     (f)  Tax Effects of Plan                     Federal Income Tax
          Participation                           Consequences

     (g)  Investment of Funds                     Not Applicable

     (h)  Withdrawal from the Plan;               Description of the Plan -
          Assignment of Interest                  Non-Transferability and
                                                  Termination of Employment

     (i)  Forfeitures and Penalties               Description of the Plan -
                                                  Termination of Employment

     (j)  Charges and Deductions and              Description of the Plan -
          Liens Therefor                          Termination of Employment

2.   Registrant Information and                   Reports of the Company;
     Employee Plan Annual                         Incorporation of Certain
     Information                                  Documents by Reference

PROSPECTUS

                 CIRCUS CIRCUS ENTERPRISES, INC.

                        4,000,000 Shares

                Common Stock, $.01-2/3 Par Value


     This Prospectus relates to the offering by Circus Circus Enterprises, Inc. (the "Company") of 4,000,000 shares of the Company's Common Stock, $.01-2/3 per value ("Common Stock"), pursuant to the Company's 1993 Stock Option Plan (the "Plan") which provides for the granting of options to purchase up to 4,000,000 shares of Common Stock, subject to adjustment upon the occurrence of certain events specified in the Plan, including stock dividends, stock splits and extraordinary cash dividends. Although the Company may issue previously authorized but unissued shares of its Common Stock pursuant to the Plan, it is the Company's present intention that all shares issued pursuant to the Plan will be shares of Common Stock held as treasury shares.

                         _______________

     The Common Stock of the Company is listed on the New York
Stock Exchange and the Pacific Stock Exchange.  On April 22,
1994, the last reported sale price of the Common Stock on the New
York Stock Exchange Composite Tape was $28-1/4 per share.

                         _______________

THESE SECURITIES HAVE NOT BEEN APPROVED OR DISAPPROVED BY THE SECURITIES AND EXCHANGE COMMISSION OR ANY STATE SECURITIES COMMISSION NOR HAS THE SECURITIES AND EXCHANGE COMMISSION OR ANY STATE SECURITIES COMMISSION PASSED UPON THE ACCURACY OR ADEQUACY OF THIS PROSPECTUS. ANY REPRESENTATION TO THE CONTRARY IS A CRIMINAL OFFENSE.
                         _______________

     THE NEVADA GAMING COMMISSION HAS NOT PASSED UPON THE
ADEQUACY OR ACCURACY OF THIS PROSPECTUS.  ANY REPRESENTATION TO
THE CONTRARY IS UNLAWFUL.

                         _______________





         The date of this Prospectus is April 28, 1994.

ADDITIONAL INFORMATION

     The Company has filed a Registration Statement with the Securities and Exchange Commission (the "Commission") under the Securities Act of 1933, as amended, with respect to the shares offered hereby. This Prospectus does not contain all of the information set forth in the Registration Statement, certain items of which are contained in schedules and exhibits to the Registration Statement as permitted by the rules and regulations of the Commission. For further information, reference is made to the Registration Statement, including the financial schedules and exhibits filed with or incorporated as a part thereof. Items of information omitted from this Prospectus but contained in the Registration Statement may be inspected and copies may be obtained (at prescribed rates) at the Commission's Public Refer-ence Section at 450 Fifth Street, N.W., Washington, D.C. 20549.

     The Company is subject to the informational requirements of the Securities Exchange Act of 1934 and, in accordance therewith, files reports, proxy statements and other information with the Commission. Such reports, proxy statements and other information can be inspected and copied (at prescribed rates) at the Public Reference Section of the Commission at 450 Fifth Street, N.W., Washington, D.C. 20549, and at the Commission's regional offices at Seven World Trade Center, 13th Floor, New York, New York 10048 and Northwestern Atrium Center, 500 West Madison Street, Suite 1400, Chicago, Illinois 60661-2511. In addition, the Common Stock is listed on the New York Stock Exchange and similar infor-mation concerning the Company can be inspected and copied at the New York Stock Exchange, 20 Broad Street, New York, New York 10005.

     No person is authorized to give any information or to make any representations not contained in this Prospectus in connection with the offer described herein, and any information or representation not contained herein must not be relied upon as having been authorized by the Company. This Prospectus does not constitute an offer to sell these securities in any state to any person to whom it is unlawful to make such offer in such state. Neither the delivery of this Prospectus nor any sale made hereunder shall, under any circumstances, create an implication that information herein is correct as of any time subsequent to its date.

     The Company will provide, without charge, to each person to whom this Prospectus is delivered, a copy of the Company's annual report to stockholders for its last fiscal year together with a copy of any document or part thereof incorporated by reference in this Prospectus but not delivered herewith (not including exhib-its to such information, unless such exhibits are specifically incorporated by reference into the information that this Prospec-tus incorporates) upon the written or oral request of such per-son. Requests should be directed to the Mike Sloan, Secretary of the Company, 2880 Las Vegas Boulevard South, Las Vegas, Nevada 89109 (telephone 702-734-0410).

                     DESCRIPTION OF THE PLAN

General

     This Prospectus relates to an aggregate of 4,000,000 shares of Common Stock which may be issued pursuant to the Company's 1993 Stock Option Plan. The Plan provides for the issuance of up to 4,000,000 shares of the Company's Common Stock pursuant to stock options granted to (i) officers and other full-time salaried employees of the Company and its "Subsidiaries" (as defined) with managerial, professional or supervisory responsi-bilities, and (ii) consultants and advisors who render bona fide services to the Company and its Subsidiaries, in each case, where the committee administering the Plan (the "Committee") determines that such officer, employee, consultant or advisor has the capacity to make a substantial contribution to the success of the Company. This Prospectus will not be utilized in connection with issuances of shares to consultants or advisors to whom options may be granted pursuant to the Plan for services in connection with the offer or sale of securities in capital-raising transactions, although the Plan does not preclude the Committee from granting options under such circumstances, provided the other terms and conditions of the Plan are complied with. As used in this Prospectus, the term "Participant" means a person who holds one or more stock options granted pursuant to the Plan. For purposes of the preceding sentence, the term "Subsidiaries" means those entities at least 50% owned, directly or indirectly, by the Company. All references in this Prospectus to numbers of shares and market and exercise prices have been adjusted to reflect a three-for-two split of the Company's Common Stock effective at the close of business on July 9, 1993.

     The Plan was adopted by the Company's Board of Directors (the "Board of Directors") on March 29, 1993 (the Plan's effective date) subject to approval by the Company's stockholders which was obtained on June 17, 1993. The Plan is not subject to the provisions of the Employee Retirement Income Security Act of 1974 ("ERISA"). All expenses associated with the Plan are borne by the Company.

     The description of the Plan contained herein does not purport to be complete, and reference is made to the Plan itself and to the respective agreements evidencing options granted pursuant to the Plan for a full statement of the terms and provisions applicable to such awards.

     The principal office of the Company is located at 2880 Las
Vegas Boulevard South, Las Vegas, Nevada 89109, and its telephone number is (702) 734-0410.

Purposes

     The purposes of the Plan are to enable the Company and its Subsidiaries to attract and retain the services of officers and other key employees with managerial, professional or supervisory responsibilities, to retain able consultants and advisors and to motivate such persons to use their best efforts on behalf of the Company.

Administration

     The Plan is administered by the Committee which, according to the terms of the Plan, is to consist of two or more directors of the Company designated by the Board of Directors. Each member of the Committee is required by the terms of the Plan to be a "disinterested person" (as such terms is defined in Rule 16b-3 under the Securities Exchange Act of 1934). Accordingly, members of the Committee are not eligible to participate in the Plan and no such member may have otherwise participated in the Plan or (other than the receipt of "formula awards" pursuant to the Company's 1991 Stock Incentive Plan) any other plan of the Company or its Subsidiaries providing for the acquisition of stock options within one year prior to serving on the Committee.

     The Plan grants to the Committee full power, subject to and within the limits of the Plan, to (i) interpret and administer the Plan and stock options granted thereunder; (ii) make and interpret rules and regulations for the administration of the Plan and to make changes in and revoke such rules and regulations (and in the exercise of this power, generally determine all questions of policy and expediency that may arise and correct any defect, omission, or inconsistency in the Plan or any agreement evidencing the grant of any stock option in a manner and to the extent it deems necessary to make the Plan fully effective);
(iii) determine those persons to whom stock options shall be granted and the number of stock options to be granted to any person; (iv) determine the terms of stock options granted under the Plan, consistent with the provisions of the Plan; and (v) generally, exercise such powers and perform such acts in connection with the Plan as are deemed necessary or expedient to promote the best interests of the Company. The interpretation and construction by the Committee of any provisions of the Plan or of any stock option granted pursuant to the Plan shall be final, binding and conclusive. The Committee may amend or modify the terms of any stock option previously granted pursuant to the Plan, but no such amendment or modification may impair the rights of any Participant under such stock option without the consent of such Participant. Requests for additional information concerning the Committee or the Plan may be made to the individual and in the same manner as requests described under "Reports of the Company".

    The names and addresses of the present Committee members and their positions with the Company are set forth below:

                                         Position(s)
Names and Addresses                     with Company

William G. Bennett                      Chairman of the Board
2880 Las Vegas Boulevard South
Las Vegas, Nevada 89109

William N. Pennington                   Director
Southwest Professional Center
441 West Plumb Street
Reno, Nevada 89509

Arthur M. Smith, Jr.                    Director
One East 1st Street
4th Floor
Reno, Nevada 89501

Limitation on Number of Shares

     Except for adjustments in accordance with the terms of the Plan upon the occurrence of certain specified events, the number of shares of Common Stock which may be issued pursuant to the Plan may not exceed 4,000,000. To the extent a stock option granted to a Participant pursuant to the Plan expires unexercised or is cancelled, terminated or forfeited in any manner without the issuance of shares of Common Stock thereunder, such shares will again be available under the Plan. While the shares of Common Stock issued pursuant to the Plan may be either authorized and unissued shares, treasury shares, or a combination thereof, as the Committee determines, it is currently the intention of the Company to utilize treasury shares for this purpose.

Stock Options

     Stock options granted to a Participant under the Plan may be incentive stock options within the meaning of Section 422 of the Internal Revenue Code of 1986, as amended, and any successor statute (the "Code"), or in such other form, consistent with the Plan, as the Committee may determine. Incentive stock options may be granted for a term of up to five years in the case of optionees who own in excess of 10% of the combined voting power of all classes of the Company's stock and up to ten years, in the Committee's sole discretion, in the case of all other optionees. Non-Qualified stock options may be granted for a term of up to ten years. The exercise price per share of Common Stock for a stock option granted to a Participant pursuant to the Plan must be fixed by the Committee at not less than 100% of the "fair market value" of a share of Common Stock on the date of grant (or 110% of "fair market value" in the case of incentive stock options granted to any officer or employee holding in excess of 10% of the combined voting power of all classes of the Company's stock as of the date of grant). For this purpose, the "fair market value" of the Common Stock, as defined in the Plan, means the last reported sale price of the Common Stock on the New York Stock Exchange Composite Tape on the date fair market value is to be determined and, in absence of any sale on such day, fair market value as determined in good faith by the Committee. Stock options granted to a Participant pursuant to the Plan will be exercisable at such time or times as the Committee determines at or subsequent to grant in accordance with the terms of the Plan. Stock options granted pursuant to the Plan will be exercisable in whole or in part by written notice to the Company, 2880 Las Vegas Boulevard South, Las Vegas, Nevada 89109 (to the attention of the Company's Corporate Secretary), in each case signed by the Participant exercising such option, stating the number of shares of Common Stock with respect to which the option is being exercised and accompanied by payment in full of the exercise price.

     Payment of the exercise price for an option granted to a Participant may be made, at the discretion of the optionee, and to the extent permitted by the Committee, (A) in United States dollars (whether in cash or by check, bank draft, or money order payable in United States dollars to the order of the Company),
(B) in Common Stock (valued at the "fair market value" thereof on the date of exercise), or (C) by a combination of cash and Common Stock. The date on which both such notice and payment have been received by the office of the Corporate Secretary of the Company will be the date of exercise for the option as to the number of shares specified in the notice and for which such payment has been received. Until the shares of Common Stock as to which an option is exercised are issued, the Participant shall have none of the rights of a shareholder of the Company with respect to such shares.

Special Provisions Applicable to Incentive Stock Options

     The following provisions apply to incentive stock options granted under the Plan:

     (i) Incentive stock options may only be granted to Participants who are employees of the Company or a Subsidiary;

     (ii) To the extent that the aggregate "fair market value" of Common Stock, with respect to which incentive stock options are exercisable for the first time by a Participant during any calendar year under the Plan and any other plan of the Company or a Subsidiary, exceeds $100,000, such stock options shall be treated as non-qualified stock options;

     (iii) Any Participant who disposes of shares of Common Stock acquired upon the exercise of an incentive stock option by sale or exchange either within two
               (2) years after the date of the grant of the incentive stock option under which the shares were acquired or within one (1) year of the acquisition of such shares, shall be required to promptly notify the Corporate Secretary of the Company at the principal office of the Company of such disposition, the amount realized, the purchase price per share paid upon exercise and the date of disposition; and

     (iv) Any incentive stock option granted to a Participant who, at the time of the grant, owns stock representing more than ten percent (10%) of the total combined voting power of all classes of stock either of the Company or any parent or Subsidiary of the Company, must (A) be exercisable at a price that is at least one hundred ten percent (110%) of the "fair market value" of the Common Stock at the time the option is granted and
               (B) not be exercisable more than five (5) years from the date it is granted.

Termination of Employment

     General. Except as otherwise described under "Exceptions to the General Rule", below, if a Participant's employment by, or relationship with, the Company or its Subsidiaries is terminated for any reason, all rights of any kind under any outstanding stock option granted under the Plan held by such Participant which have not previously lapsed or terminated expire immediately.

     Exceptions to the General Rule. The general rule applicable upon a Participant's termination of employment by, or relationship with, the Company or its Subsidiaries, described under "General", above, is subject to four exceptions. Such exceptions are as follows:

          (1) Total Disability. If a Participant's employment by, or relationship with, the Company or its Subsidiaries terminates as a result of such Participant's permanent mental or physical disability as determined by the Committee ("Total Disability"), each stock option granted under the Plan held by such Participant (which has not previously lapsed or terminated) immediately becomes fully exercisable as to the total number of shares of Common Stock subject thereto (whether or not exercisable to that extent at the time of such termination) and remains so exercisable by such Participant until the earlier of
(i) the expiration of the option by its terms, or (ii) the expiration of the six-month period commencing with such termination of employment or relationship.

          (2)  Death.  In the event of the death of a
Participant, each stock option granted under the Plan held by such Participant (which has not previously lapsed or terminated) immediately becomes fully exercisable as to the total number of shares of Common Stock subject thereto (whether or not exercis-able to that extent at the time of death) by the executor or administrator of the Participant's estate or by the person or persons to whom the deceased Participant's rights thereunder pass by will or by the laws of descent or distribution, and remain so exercisable until the earlier of (i) the expiration of the option by its terms or (ii) the expiration of the six-month period commencing with such Participant's death.

          (3) Retirement. If a Participant's employment by the Company or its Subsidiaries terminates by reason of such Participant's retirement in accordance with Company policies, each stock option granted under the Plan held by such Participant at the date of such termination (which has not previously lapsed or terminated) immediately becomes fully exercisable as to the total number of shares of Common Stock subject thereto (whether or not exercisable to that extent at the time of such termination) and remain so exercisable by such Participant until the earlier of (i) the expiration of the option by its terms or
(ii) the expiration of the three-month period commencing with such termination.

          (4) Certain Terminations of Officers of the Company. In the event the Company terminates the employment of a Partici-pant who at the time of such termination was an officer of the Company and had been continuously employed by the Company during the five-year period immediately preceding such termination, for any reason except "good cause" (hereafter defined) and except upon such Participant's death, Total Disability or retirement in accordance with Company policies, each stock option held by such Participant (which has not previously lapsed or terminated and which has been held by such Participant for more than six months prior to such termination) immediately becomes fully exercisable as to the total number of shares of Common Stock subject thereto (whether or not exercisable to that extent at the time of such termination) and remains so exercisable until the earlier of (i) the expiration of the option by its terms or (ii) the expiration of the three-month period commencing with such termination. A termination for "good cause" is deemed to have occurred only if the Participant in question (i) is terminated by written notice for dishonesty, because of his conviction of a felony, or because of his violation of any material provision of any employment or other agreement with the Company or any of its Subsidiaries, or
(ii) voluntarily resigns or terminates his employment with the Company or any of its Subsidiaries under or followed by such circumstances as would constitute a breach of any material provision of any employment or other agreement between him and the Company or any of its Subsidiaries, or (iii) has committed an act of dishonesty not discovered by the Company or any of its Subsidiaries prior to the cessation of his employment with the Company or any of its Subsidiaries, but which would have resulted in his discharge if discovered prior to such date, or (iv) has, either before or after cessation of his employment with the Company or any of its Subsidiaries, without the written consent of the Company or any of its Subsidiaries, used (except for the benefit of the Company or any of its Subsidiaries) or disclosed to any other person any confidential information relating to the continuation or proposed continuation of the business or any trade secrets of the Company or any of its Subsidiaries obtained as a result of or in connection with such employment, or (v) has, either before or after the cessation of his employment with the Company or any of its Subsidiaries, without the written consent of the Company or any of its Subsidiaries, directly or indirectly, given advice to, or served as an employee, director, officer, or trustee of, or in any similar capacity with, or otherwise directly or indirectly participated in the management, operation, or control of, or had any direct or indirect financial interest in, any corporation, partnership, or other organization which directly or indirectly competes in any respect with the Company or any of its Subsidiaries, or (vi) has ceased to be employed by the Company or any of its Subsidiaries because of his inability to continue as an employee under any law or governmental regulation, including any Nevada gaming law or regulation, or (vii) has voluntarily resigned or terminated his employment with the Company or any of its Subsidiaries under or followed by such circumstances as would have rendered him unable to have continued as an employee under any law or governmental regulation, including any Nevada gaming law or regulation.

Stock Option Agreements

     Each stock option granted to a Participant under the Plan is required by the terms of the Plan to be evidenced by a written agreement executed by the Company and the Participant to whom the option is granted. Each such agreement is to be in such form and contain such terms and conditions (not inconsistent with the Plan) as the Committee determines in its sole discretion.

Non-Transferability

     No stock option granted to a Participant under the Plan, and no interest therein, shall be transferable by the Participant otherwise than by will or the laws of descent and distribution. Each such option granted to a Participant shall be exercisable during the Participant's lifetime only by the Participant or his guardian or legal representative. Any purported transfer contrary to this provision will be null and void and without effect.

Tax Withholding

     Under the terms of the Plan, the Committee has the power to withhold, or require a Participant to remit to the Company, an amount sufficient to satisfy any withholding or other tax due with respect to any shares issuable under the Plan, and the Committee may defer such issuance unless indemnified to its satisfaction. A Participant may, to the extent the Committee consents (but only to such extent), make an irrevocable election to have shares of Common Stock otherwise issuable pursuant to an option withheld, tender back to the Company shares of Common

Stock received pursuant to an option or deliver to the Company previously acquired shares of Common Stock having a fair market value sufficient to satisfy all or part of the Participant's estimated tax obligations associated with the transaction. Such election must be made by a Participant prior to the date on which the relevant tax obligation arises. The Committee may, in its sole discretion, disapprove of any election and/or limit, suspend or terminate the right of a Participant to make such elections.

Rights of Participants

     The Plan does not limit in any way the right of the Company or any of its Subsidiaries to terminate a Participant's employment at any time, nor does the Plan or the receipt of one or more stock options pursuant thereto confer upon a Participant any right to continue in the employ of the Company or any of its Subsidiaries for any period of time or to continue to receive his or her present or any other rate of compensation. The Plan does not confer on any employee a right to receive options pursuant thereto, or, having become a Participant, to receive additional stock options pursuant to the Plan.

Stock Options Granted

     As of the close of business on April 25, 1994, non-qualified stock options to purchase an aggregate of 690,000 shares of the Company's Common Stock had been granted to a total of 14 individuals. Such options were granted on April 14, 1994 at an exercise price of $26.875 per share, representing the "fair market value" of the Common Stock on the date of grant.

Term of the Plan

     Unless extended by the stockholders of the Company or earlier terminated by the Board of Directors, the Plan will expire on March 28, 2003 and, thereafter no option may be granted pursuant to the Plan. However, the Plan will continue after such date to govern all options granted before that date until the exercise, expiration or cancellation of such options.

Rights as Stockholder

     A Participant under the Plan will have no right as a stockholder of the Company with respect to shares which are the subject of stock options granted pursuant to the Plan unless and until certificates for such shares are issued to the Participant.

Adjustments Upon Certain Changes

     In the event of changes to the outstanding shares of Common Stock of the Company through reorganization, merger, consolidation, recapitalization, reclassification, stock split-up, stock dividend, stock consolidation or otherwise, or in the event of a sale of all or substantially all of the assets of the Company, an appropriate and proportionate adjustment shall be made in the number and kind of shares as to which stock options may be granted pursuant to the Plan. A corresponding adjustment changing the number or kind of shares and/or purchase price per share of unexercised stock options or portions thereof which have been granted pursuant to the Plan prior to any such change shall likewise be made. Notwithstanding the foregoing, in the case of a reorganization, merger or consolidation, or sale of all or substantially all of the assets of the Company, in lieu of adjustments as aforesaid, the Committee may in its discretion accelerate the date after which a stock option granted pursuant to the Plan may or may not be exercised or the stated expiration date thereof. Adjustments or changes under the circumstances described in this paragraph are to be made by Committee, whose determination as to the adjustments or changes to be made, and the extent thereof, shall be final, binding and conclusive.

Amendment, Suspension and Termination of Plan

     The Plan may be suspended, terminated or reinstated, in whole or in part, at any time by the Board of Directors. The Board of Directors may from time to time make such amendments to the Plan as it deems advisable, including, with respect to incentive stock options, amendments deemed necessary or desirable to comply with Section 422 of the Code and any regulations issued thereunder, provided, however, that without the approval of the Company's stockholders, no amendment may be made that would (i) increase the number of shares of Common Stock that may be issued under the Plan, or (ii) extend the term of the Plan, or (iii) increase the period during which a stock option granted pursuant to the Plan may be exercised beyond ten years from the date of grant, or (iv) materially modify the requirements as to eligibility for participation in the Plan, or (v) otherwise materially increase the benefits accruing to Participants under the Plan, or (vi) cause stock options granted under the Plan to fail to meet the requirements of Rule 16b-3. No amendment, suspension or termination of the Plan may impair the rights of Participants under outstanding options without the consent of such Participants.

Governing Law

     The Plan provides that its validity and construction, and the validity and construction of its rules and regulations and any agreements entered into thereunder, shall be governed by the laws of the State of Nevada.

                FEDERAL INCOME TAX CONSEQUENCES

Incentive Stock Options

     Incentive stock options granted to Participants under the Plan are intended to qualify for the favorable Federal income tax treatment currently accorded "Incentive Stock Options" as defined under Section 422 of the Code ("Incentive Stock Options"). The Plan is not the type of employee benefit plan that is subject to being qualified under Section 401 of the Code.

     Under the Code, no Federal income tax is imposed at the time an Incentive Stock Option is granted or exercised, provided, generally, that such exercise occurs not later than three months after the termination of the optionee's employment with the Company or a Subsidiary. The Code also provides that, (i) in the case of an optionee whose employment terminates as a result of disability (as contemplated by Section 22(e)(3) of the Code), the three-month period described in the preceding sentence is extended to one year; and (ii) the general requirement that the option be exercised within three months of the termination of the optionee's employment is not applicable to Incentive Stock Options exercised after the death of an optionee by his estate or a person who acquired the right to exercise such Incentive Stock Option by reason of the death of the optionee.

     Under the Plan, stock options granted to an optionee who ceases to be employed by the Company or a Subsidiary for any one or more of the reasons set forth under the heading "Description of the Plan - Termination of Employment - Exceptions to the General Rule - Certain Terminations of Officers of the Company", will terminate and become void at the time such employment terminates. Subject to the preceding sentence and the other provisions described under "Description of the Plan - Termination of Employment", the period during which options granted to a Participant may be exercised will be determined by the Committee in accordance with the terms and conditions of the Plan.

     To the extent that the aggregate fair market value (determined at the time the option is granted) of the shares with respect to which options which would, but for this sentence, be Incentive Stock Options are exercisable for the first time by an optionee during any calendar year under the Plan and under any other plans of the Company (and any parent or subsidiary corpo-ration of the Company) exceeds $100,000, the options related to such excess will be deemed to be Non-Qualified Stock Options (as hereinafter defined) for Federal income tax purposes.

     While ordinarily no income is required to be recognized at the time an Incentive Stock Option is exercised, it should be noted that for purposes of the alternative minimum tax imposed by
Section 55 of the Code, an Incentive Stock Option is treated, in effect, as a Non-Qualified Stock Option (as hereinafter defined). Therefore, the excess of the fair market value of the shares of Common Stock subject to the Incentive Stock Option, determined at the time of exercise, over the exercise price constitutes ordinary income for purposes of the alternative minimum tax. If, however, an optionee disposes of stock acquired pursuant to the exercise of an Incentive Stock Option within the same taxable year as the exercise of such option, then the amount of ordinary income recognized for alternative minimum tax purposes is the lesser of (i) the excess of the fair market value of the shares over the exercise price at the time the option is exercised or
(ii) the excess of the amount realized on the sale of such stock by the optionee over the exercise price. Accordingly, the exercise of an Incentive Stock Option by an optionee (depending on his or her other circumstances) may cause the optionee to incur some alternative minimum tax. For purposes of the alternative minimum tax, the basis of stock acquired through the exercise of an Incentive Stock Option equals the fair market value taken into account in determining the amount of ordinary income recognized for alternative minimum tax purposes.

     Provided that the Incentive Stock Option was exercised time-ly (as described above), if the shares of Common Stock acquired upon exercise of an Incentive Stock Option are not disposed of
(i) within two years after the date of the grant of the Incentive Stock Option or (ii) within one year after the exercise of the Incentive Stock Option, then, generally, any amount realized in excess of the optionee's basis in the shares of Common Stock is taxed as long-term capital gain at the time of the sale or other disposition of the shares. The holding period requirement described in the preceding sentence is not applicable to Incentive Stock Options exercised after the death of an optionee by his or her estate or a person who acquired the right to exercise such Incentive Stock Option by reason of the death of the optionee. Any loss incurred under such circumstances is treated as a long-term capital loss. The Company is not entitled to a tax deduction with respect to the grant or exercise of an Incentive Stock Option or upon such disposition of the shares received upon its exercise.

     The optionee's tax basis (for purposes of determining the amount of gain or loss upon a disposition that satisfies the holding period requirements described above) in shares of Common Stock acquired upon the exercise of an Incentive Stock Option is equal to the exercise price of the shares of Common Stock, in the event that the entire exercise price is paid in cash. In a case where the optionee pays all or a portion of the option price by delivering to the Company shares of Common Stock already owned by him or her, Proposed Treasury Regulations provide that the optionee's basis and holding period in the shares of Common Stock acquired upon exercise of an Incentive Stock Option are determined as follows:

          (i) For that number of shares of Common Stock which is equal to the number of already-owned shares of Common Stock that are delivered to the Company in part or in full payment of the exercise price, the basis and holding period are the same as the basis and holding period of such already-owned shares; and

          (ii) For any shares of Common Stock received in excess of the number of already-owned shares of Common Stock that are delivered to the Company in part or in full payment of the exercise price (the "Additional Shares"), the basis is equal to the amount of cash, if any, paid in connection with the exercise of the option; and the holding period for the Additional Shares commences on the date of exercise of the option.

     It should also be noted that the delivery of already-owned shares of Common Stock in part or full payment of the option price will constitute a disqualifying disposition of such already-owned shares of Common Stock if (i) such already-owned shares of Common Stock had been acquired by exercise of an Incentive Stock Option, and (ii) at the time of delivery of such already-owned shares, the optionee has not satisfied the statu-tory two-year-after-grant, one-year-after-exercise holding period (described above) which must be met in order to qualify for the tax benefits of an Incentive Stock Option.

     In the event an optionee sells or otherwise disposes of shares of Common Stock acquired upon exercise of an Incentive Stock Option before the expiration of two years after the grant of the Incentive Stock Option or before the expiration of one year after the exercise of the Incentive Stock Option, then the lesser of (i) the excess of the fair market value of the shares of Common Stock at the time the Incentive Stock Option was exercised over the exercise price of the shares, or (ii) the amount realized upon such sale over the optionee's basis in the shares of Common Stock, is treated as ordinary income at the time of the sale or other disposition of the shares of Common Stock. The adjusted cost basis of the shares in the optionee's hands at the time of his or her disposition will consist of the price paid by the optionee for the shares, increased by the amount (if any) included in the optionee's gross income as ordinary income as a result of such disposition. Any gain on the sale or other disposition of the shares which is not treated as ordinary income (as described in the preceding sentence) is treated as long-term or short-term capital gain, depending on the holding period of the shares of Common Stock sold. Such excess is long-term gain only if the shares of Common Stock were held for more than one year.

     The Company, generally, is entitled to a tax deduction equal to the amount of ordinary income, if any, recognized by the optionee in cases in which the shares of Common Stock are sold prior to satisfying the two-year-after-grant, one-year-after-exercise holding period which must be met in order to qualify for the tax benefits of an Incentive Stock Option.

Non-Qualified Stock Options

     Non-qualified stock options ("Non-Qualified Stock Options") granted under the Plan are not intended to qualify for the favorable Federal income tax treatment accorded Incentive Stock Options under the Plan or certain other types of stock acquisi-tion programs. Section 83 of the Code and the Regulations there-under govern the taxation of the receipt and exercise of Non-Qualified Stock Options under the Plan. An optionee should not recognize any income for Federal income tax purposes at the time of the grant of any Non-Qualified Stock Option under the Plan. However, when the Non-Qualified Stock Option is exercised, the excess of the fair market value of the shares of Common Stock acquired pursuant to such exercise, determined at the time of exercise, over the option price constitutes ordinary income to the optionee. The Company would generally be entitled to a corresponding income tax deduction for the taxable year in which the optionee is required to include such ordinary income. The Company will withhold Federal income, Social Security and Unemployment taxes on the amount of ordinary income recognized by a Participant upon the exercise of a Non-Qualified Stock Option.

     Optionees who are subject to the short-swing profits rules of Section 16(b) of the Securities Exchange Act of 1934, as amended ("Section 16(b)"), relating to the purchase and sale or sale and purchase of securities within six months at a profit, unless they elect within 30 days of exercising a Non-Qualified Stock Option to be taxed as of the time of such exercise (on the basis of the fair market value of the stock at the time of such exercise), are permitted to defer the calculation and imposition of the tax on the gain realized from the exercise until the earlier of (i) the expiration of such six-month period, or (ii) the first day on which the sale of such stock at a profit will not subject such optionee to suit under Section 16(b).

Taxation of Capital Gains and Ordinary Income

     Pursuant to the terms of the Omnibus Budget Reconciliation Act of 1993, effective as of January 1, 1993, the maximum marginal rate of tax imposed on ordinary income for individuals is 36% (39.6% for individuals with taxable incomes over $250,000) and the maximum marginal rate of tax imposed on long-term capital gains is 28%. In addition to this difference in tax rates, the distinction between capital gains and losses and ordinary income is relevant for a number of reasons, including the fact that capital losses are only deductible against capital gains and a limited amount ($3,000) of ordinary income.

     The general Federal income tax principles discussed above are highly complex and subject to changes which may be brought about by subsequent legislation or by regulations and administrative rulings which may be applied on a retroactive basis. Participants may also be subject to state and local taxes with respect to awards received pursuant to the Plan, including the holding and disposition of Common Stock acquired pursuant to the Plan and should refer to the applicable tax laws of the relevant jurisdictions. Each Participant should consult his or her own tax advisor in connection with the tax consequences of the receipt of an option and the holding and disposition of shares received pursuant thereto.

                     RESTRICTIONS ON RESALE

     Certain officers and directors of the Company may be deemed to be "affiliates" of the Company for purposes of the Securities Act of 1933. Shares acquired under the Plan by an affiliate (or, under certain conditions, by persons who are not employees of the Company at the time of exercise of options acquired pursuant to the Plan or not otherwise deemed to be employees of the Company) may only be reoffered or resold pursuant to an effective regis-tration statement under the Securities Act of 1933 or in accor-dance with Rule 144 thereunder. An affiliate, or any person who is not an employee of the Company or not deemed to be an employee of the Company, may not reoffer or resell shares by means of this Prospectus.

     Under Section 16(b) of the Securities Exchange Act of 1934, as amended (the "1934 Act"), if a director or "officer" (as defined in Rule 16a-1 under the 1934 Act) of the Company, or a person who beneficially owns, directly or indirectly, more than ten percent of the Common Stock of the Company, in transactions not exempt from the liability provisions of Section 16(b) of the 1934 Act, either purchases and sells, or sells and then purchases, Common Stock of the Company within a six-month period, any profit on such transactions must be paid to the Company. The provisions of Section 16(b) are generally known as the "short-swing profit" provisions. However, in certain cases specific rules exempt certain transactions from the short-swing profit provisions provided applicable conditions set forth in the rules are complied with. All directors and officers of the Company and all persons who beneficially own, directly or indirectly, more than ten percent of the Common Stock of the Company, should, therefore, consider the limitations imposed by Section 16(b) prior to purchasing or selling any Common Stock.

                     REPORTS OF THE COMPANY

     The Company's Quarterly and Annual Reports to Stockholders, proxy soliciting material and other communications distributed to the Company's stockholders generally will be provided to all Participants whether or not they are stockholders of the Company. If a Participant does not for some reason receive a copy of any of such reports, material or other communications, he or she may obtain copies of the same which the Company will provide promptly without charge upon written or oral request. Such request should be directed to Mike Sloan, Secretary, Circus Circus Enterprises, Inc., 2880 Las Vegas Boulevard South, Las Vegas, Nevada 89109 (702-734-0410).

     Participants will be provided from time to time such reports, if any, concerning their options as the Committee deems appropriate. While the Committee does not have any present intention of issuing such reports on a regular basis, any Participant may obtain information concerning his or her options by contacting Mike Sloan at the address or telephone number indicated in the preceding paragraph.

                    INCORPORATION OF CERTAIN
                     DOCUMENTS BY REFERENCE

     The Company hereby incorporates by reference, the following documents, each of which shall be deemed to be incorporated by reference herein and to be a part hereof from the date of filing thereof with the Securities and Exchange Commission:

  (a) The Company's Annual Report on Form 10-K for the fiscal year ended January 31, 1993, filed pursuant to Section
          13(a) of the Securities Exchange Act of 1934 (the "1934
          Act");

  (b) The Company's Quarterly Reports on Form 10-Q for the fiscal quarters ended April 30, 1993, July 31, 1993 and
          October 31, 1993, filed pursuant to Section 13(a) of the 1934 Act;

  (c)     The Company's Current Reports on Form 8-K dated July
          30, 1993 and September 30, 1993, filed pursuant to
          Section 13(a) of the Exchange Act;

  (d) All other reports filed with the Securities and Exchange Commission pursuant to Section 13 and 15(d) of the 1934 Act since October 31, 1993;

  (e)     The Company's definitive proxy statement dated
          April 30, 1993 filed pursuant to Section 14 of the 1934
          Act in connection with the Company's 1993 Annual
          Meeting of Stockholders;

  (f) The description of the Company's Common Stock contained in the Company's Registration Statement on Form 8-A filed by the Company with the Securities and Exchange Commission and declared effective by the Securities and Exchange Commission on October 25, 1983 (Commission File No. 1-8570); and

  (g) All documents subsequently filed by the Company pur-suant to Sections 13(a), 13(c), 14 and 15(d) of the 1934 Act prior to the filing of a post-effective amendment which indicates that all securities offered hereby have been sold or which deregisters all securities then remaining unsold.

     Copies of the documents incorporated by reference herein, except for the exhibits to such documents (unless such exhibits are specifically incorporated by reference into the documents which this Prospectus incorporates), are available to any person receiving a copy of this Prospectus upon written or oral request. Such request should be directed to Mike Sloan, Secretary, Circus Circus Enterprises, Inc., 2880 Las Vegas Boulevard South, Las Vegas, Nevada 89109 (702-734-0410). See "Additional Information."

                             EXPERTS

     The consolidated financial statements and schedules included or incorporated by reference in the Company's Annual Report on Form 10-K for the year ended January 31, 1993, incorporated by reference in this Prospectus and elsewhere in the Registration Statement, to the extent and for the periods indicated in their reports, have been audited by Arthur Andersen & Co., independent public accountants, and are incorporated herein by reference in reliance upon the authority of such firm as experts in giving said reports.

                       TABLE OF CONTENTS


                                                             Page

ADDITIONAL INFORMATION . . . . . . . . . . . . . . . . . . . .  2

DESCRIPTION OF THE PLAN. . . . . . . . . . . . . . . . . . . .  3

     General . . . . . . . . . . . . . . . . . . . . . . . . .  3
     Purposes. . . . . . . . . . . . . . . . . . . . . . . . .  4
     Administration. . . . . . . . . . . . . . . . . . . . . .  4
     Limitation on Number of Shares. . . . . . . . . . . . . .  5
     Stock Options . . . . . . . . . . . . . . . . . . . . . .  5
     Special Provisions Applicable to Incentive
     Stock Options . . . . . . . . . . . . . . . . . . . . . .  6
     Termination of Employment . . . . . . . . . . . . . . . .  7
     Stock Option Agreements . . . . . . . . . . . . . . . . .  9
     Non-Transferability . . . . . . . . . . . . . . . . . . .  9
     Tax Withholding . . . . . . . . . . . . . . . . . . . . .  9
     Rights of Participants. . . . . . . . . . . . . . . . . . 10
     Stock Options Granted . . . . . . . . . . . . . . . . . . 10
     Term of the Plan. . . . . . . . . . . . . . . . . . . . . 10
     Rights as Stockholder . . . . . . . . . . . . . . . . . . 10
     Adjustments Upon Certain Changes. . . . . . . . . . . . . 10
     Amendment, Suspension and Termination of Plan . . . . . . 11
     Governing Law . . . . . . . . . . . . . . . . . . . . . . 11


FEDERAL INCOME TAX CONSEQUENCES. . . . . . . . . . . . . . . . 12

     Incentive Stock Options . . . . . . . . . . . . . . . . . 12
     Non-Qualified Stock Options . . . . . . . . . . . . . . . 15
     Taxation of Capital Gains and Ordinary Income . . . . . . 15


RESTRICTIONS ON RESALE . . . . . . . . . . . . . . . . . . . . 16

REPORTS OF THE COMPANY . . . . . . . . . . . . . . . . . . . . 16

INCORPORATION OF CERTAIN DOCUMENTS BY REFERENCE. . . . . . . . 17

EXPERTS. . . . . . . . . . . . . . . . . . . . . . . . . . . . 18

                            PART II

       INFORMATION REQUIRED IN THE REGISTRATION STATEMENT

Item 3.   Incorporation of Documents by Reference.

     Reference is made to the information appearing under the heading "Incorporation of Certain Documents by Reference" in the Prospectus constituting a part of this Registration Statement, which information is incorporated herein by this reference.

Item 4.   Description of Securities.

     Not applicable.

Item 5.   Interests of Named Experts and Counsel.

     Not applicable.

Item 6.   Indemnification of Directors and Officers.

     Section 78.751 of the Nevada Revised Statutes (the "Nevada Law") permits a corporation to indemnify any of its directors, officers, employees and agents against costs and expenses arising from claims, suits and proceedings if such persons acted in good faith and in a manner reasonably believed to be in or not opposed to the best interests of the corporation, and, with respect to any criminal action or proceeding, had no reasonable cause to believe his conduct was unlawful. Notwithstanding the foregoing, in an action by or in the right of the corporation, no indemnifi-cation may be made in respect of any claim, issue or matter, as to which such person is adjudged to be liable to the corporation unless a court of competent jurisdiction determines that in view of all the circumstances of the case, indemnification would be appropriate. The indemnification provisions of the Nevada Law expressly do not exclude any other rights a person may have to indemnification under any bylaw, among other things.

     In accordance with Nevada Revised Statutes 78.037, Article XI of the Company's Restated Articles of Incorporation provides that no director or officer of the Company shall be personally liable to the Company or its stockholders for damages for breach of fiduciary duty as a director or officer, except for (a) acts or omissions which include intentional misconduct, fraud or a knowing violation of law, or (b) the payment of dividends in violation of Nevada Revised Statutes 78.300.

     Article X, Section 10.2 of the Company's Restated Bylaws provides for mandatory indemnification of directors and officers to the fullest extent now or hereafter permitted by law.

    The Company maintains a liability insurance policy under which officers and directors are generally indemnified against losses and liability (including costs, expenses, settlements, and judgments) incurred by them in such capacities, individually or otherwise, other than specified excluded losses. The insurance policy will pay on behalf of the Company all covered losses for which the Company grants indemnification of each officer or director as permitted by law which the officer or director becomes legally obligated to pay on account of an indemnifiable claim. The policy would generally cover, in addition to other liabilities, liabilities arising under the federal securities laws; however, the subject of loss may not include any claim or claims under federal or state law arising out of or relating to
(i) the filing of a registration statement with the Securities and Exchange Commission or the offer or sale by means of a prospectus of any security with respect to which a registration statement has been filed, including, but not limited to, any claim asserting that such registration statement or prospectus contained an untrue statement of a material fact or omitted to state a material fact required to be stated therein or necessary to make the statements therein not misleading, (ii) any under-writing agreement for the offer or sale of any security, or (iii) any accounting of profits from the purchase or sale of securities of the Company under Section 16(b) of the Securities Exchange Act of 1934 or a similar state law.

Item 7.   Exemption from Registration Claimed.

          Not Applicable.

Item 8.   Exhibits.

4         1993 Stock Option Plan (Incorporated by reference to
          Exhibit 10(a) to the Company's Quarterly Report on Form
          10-Q for the quarterly period ended July 31, 1993).

23        Consent of Arthur Andersen & Co.

Item 9.   Undertakings.

     The undersigned registrant hereby undertakes:

          (1) To file, during any period in which offers or sales are being made, a post-effective amendment to this registration statement:

          (i)  To include any prospectus required by Section
     10(a)(3) of the Securities Act of 1933;

          (ii) To reflect in the prospectus any facts or events arising after the effective date of the registration statement (or the most recent post-effective amendment thereof) which, individually or in the aggregate, represent a fundamental change in the information set forth in the registration statement;

          (iii) To include any material information with respect to the plan of distribution not previously disclosed in the registration statement or any material change to such information in the registration statement;

provided, however, that paragraphs (a)(1)(i) and (a)(1)(ii) do not apply if the registration statement is on Form S-3 or Form S-8, and the information required to be included in a post-effective amendment by those paragraphs is contained in periodic reports filed by the registrant pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934 that are incorporated by reference in the registration statement.

          (2) That, for the purpose of determining any liability under the Securities Act of 1933, each such post-effective amendment shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

          (3) To remove from registration by means of a post-effective amendment any of the securities being registered which remain unsold at the termination of the offering.

          The undersigned registrant hereby undertakes that, for purposes of determining any liability under the Securities Act of 1933, each filing of the registrant's annual report pursuant to
Section 13(a) or Section 15(d) of the Securities Exchange Act of 1934 (and, where applicable, each filing of an employee benefit plan's annual report pursuant to Section 15(d) of the Securities Exchange Act of 1934) that is incorporated by reference in the registration statement shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

     The undersigned registrant hereby undertakes to deliver or cause to be delivered with the prospectus to each employee to whom the prospectus is sent or given a copy of the registrant's annual report to stockholders for its last fiscal year, unless such employee otherwise has received a copy of such report, in which case the registrant shall state in the prospectus that it will promptly furnish, without charge, a copy of such report on written request of the employee. If the last fiscal year of the registrant has ended within 120 days prior to the use of the prospectus, the annual report of the registrant for the preceding fiscal year may be so delivered, but within such 120 day period the annual report for the last fiscal year will be furnished to each such employee.

     The undersigned registrant hereby undertakes to transmit or cause to be transmitted to all employees participating in the plan who do not otherwise receive such material as stockholders of the registrant, at the time and in the manner such material is sent to its stockholders, copies of all reports, proxy statements and other communications distributed to its stockholders generally.

     Insofar as indemnification for liabilities arising under the Securities Act of 1933 may be permitted to directors, officers and controlling persons of the registrant pursuant to the foregoing provisions, or otherwise, the registrant has been advised that in the opinion of the Securities and Exchange Commission such indemnification is against public policy as expressed in the Act and is, therefore, unenforceable. In the event that a claim for indemnification against such liabilities (other than the payment by the registrant of expenses incurred or paid by a director, officer or controlling person of the registrant in the successful defense of any action, suit or proceeding) is asserted by such director, officer or controlling person in connection with the securities being registered, the registrant will, unless in the opinion of its counsel the matter has been settled by controlling precedent, submit to a court of appropriate jurisdiction the question whether such indemnifi-cation by it is against public policy as expressed in the Act and will be governed by the final adjudication of such issue.

                            SIGNATURES


     Pursuant to the requirements of the Securities Act of 1933, the registrant certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form S-8 and has duly caused this Registration Statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of Las Vegas, State of Nevada, on the 26 day of April, 1994.

                              CIRCUS CIRCUS ENTERPRISES, INC.


                              By:WILLIAM G. BENNETT
                                 William G. Bennett, Chairman
                                 of the Board

                        POWER OF ATTORNEY

     KNOW ALL MEN BY THESE PRESENTS, that each person whose signature appears below constitutes and appoints William G. Bennett and Clyde T. Turner, and each of them, his true and lawful attorneys-in-fact and agents, with full power of substitution and resubstitution, for him and in his name, place and stead, in any and all capacities, to sign any and all amendments (including post-effective amendments) to this Registration Statement, and to file the same with all exhibits thereto, and other documents in connection therewith, with the Securities and Exchange Commission, granting unto said attorneys-in-fact and agents full power and authority to do and perform each and every act and thing requisite and necessary to be done, as fully to all intents and purposes as he might or could do in person, hereby ratifying and confirming all that said attorneys-in-fact and agents, or either of them, or their or his substitute or substitutes, may lawfully do or cause to be done by virtue hereof.

    Pursuant to the requirements of the Securities Act of 1933, this Amendment has been signed by the following persons in the capacities and on the dates indicated.


     Signature                  Title                        Date


WILLIAM G. BENNETT       Chairman of the Board          April 26, 1994
William G. Bennett


CLYDE T. TURNER          Chief Executive Officer,       April 26, 1994
Clyde T. Turner          President and Director
                         (Principal Executive
                         Officer)


DANIEL N. COPP           Chief Financial Officer        April 26, 1994
Daniel N. Copp           and Executive Vice
                         President (Principal
                         Financial Officer)


WILLIAM N. PENNINGTON    Director                       April 26, 1994
William N. Pennington


TERRY L. CAUDILL         Vice President (Princi-        April 26, 1994
Terry L. Caudill         pal Accounting Officer)


JAMES CASHMAN III        Director                       April 26, 1994
James Cashman III


                         Director                       April ___, 1994
Tony Coelho


                         Director                       April ___, 1994
Carl F. Dodge


                         Director                       April ___, 1994
Arthur M. Smith, Jr.


                         Director                       April ___, 1994
Fred W. Smith


KURT SULLIVAN            Director                       April 25, 1994
Kurt Sullivan

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                                                             Exhibit 23








            CONSENT OF INDEPENDENT PUBLIC ACCOUNTANTS



As independent public accountants, we hereby consent to the incorporation by reference in this Form S-8 registration statement of our reports dated February 24, 1993 included or incorporated by reference in Circus Circus Enterprises, Inc.'s Annual Report on Form 10-K for the year ended January 31, 1993 and to all references to our Firm included in this registration statement.



                                   ARTHUR ANDERSEN & CO.








Las Vegas, Nevada

April 25, 1994

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